UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2018

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
 1025 Laurel Oak Road
Voorhees, NJ 08043
(Address of principal executive offices, including zip code)
(856) 346-8200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) At a meeting held on February 14, 2018, the Board of Directors of the Company (the “Board”) appointed each of Jeffrey N. Edwards and Admiral James Stavridis to serve as independent directors of the Company, with a term beginning on March 1, 2018 and ending on the date of the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”), or until his earlier death, resignation or removal.

In accordance with the Board of Directors’ compensation arrangements currently in effect, each of Mr. Edwards and Admiral Stavridis will receive for the remainder of the current quarter the prorated amount of the annual $100,000 director annual cash retainer, as well as reimbursement for expenses incurred in attending Board and committee meetings and reimbursement for attending one continuing education program per year. Each director will also be paid, for his service from March 1, 2018 until the Annual Meeting, in stock units to be granted under the Company’s 2017 Omnibus Equity Compensation Plan, each of which represents a vested contractual right to receive one share of the Company’s common stock within 30 days following the date specified in the stock unit grant agreement. The stock units represent the prorated portion of the $105,000 in annual equity compensation for the director’s period of service through the date of the Annual Meeting.

Mr. Edwards and Admiral Stavridis do not have any direct or indirect material interest in any transaction in which the Company is or is to be a participant and which would require reporting under Item 404(a) of Regulation S-K. Other than as described above, there are no arrangements or understandings between each of Mr. Edwards and Admiral Stavridis and any other persons, pursuant to which he was selected as a director.

The Board also approved changes to the Board’s standing committees, effective April 19, 2018. First, the Board approved the combination of the Audit Committee and the Finance and Risk Committee into the Audit, Finance and Risk Committee. The Board appointed Mr. Edwards, Martha Clark Goss, Karl F. Kurz and Admiral Stavridis, with Ms. Goss serving as Chair, as members of the Audit, Finance and Risk Committee. Second, the Board approved the creation of the Safety, Environmental, Technology and Operations (“SETO”) Committee as a new standing committee of the Board. The Board appointed Mr. Edwards, Veronica M. Hagen and Admiral Stavridis, with Ms. Hagen serving as Chair, as members of the SETO Committee.

On February 14, 2018, American Water Works Company, Inc. issued a press release announcing the appointment of Mr. Edwards and Admiral Stavridis, effective March 1, 2018, as independent directors of the Company. A copy of the press release has been included as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibit has been filed herewith:

Exhibit Number	Description
99.1	Press Release, dated February 14, 2018, issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: February 14, 2018	By:	/s/ MICHAEL A. SGRO
Michael A. Sgro
Executive Vice President, General Counsel and Secretary